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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

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                          Urgent Message to Employees
                            Please read immediately

This message contains important information regarding the shares of True North stock that you hold under the True North Communications Inc. Profit Sharing and Savings Plan for BJK&E (the "Plan"). If you did not hold any shares of True North stock under this Plan as of March 29, 1999, then you may disregard this message.

In tomorrow's mail, you will receive from Merrill Lynch Trust Company proxy materials relating to the shares of True North stock held in your account under the Plan. Through these materials, the Board of Directors of True North is soliciting your voting instructions for certain matters up for approval at this year's annual meeting of stockholders to be held in Chicago on May 26, 1999.

Your voting instructions are to be submitted to Merrill Lynch Trust Company, who will in turn actually vote the shares held in the Plan in accordance with your and the other Plan participants' instructions.

Important Note: Due to a processing error at Merrill Lynch, the initial delivery of your proxy materials were likely delayed, which is why the materials are being resent to you for delivery tomorrow. If you have already received your proxy and voted, please disregard this second mailing. If you have not already provided voting instructions to Merrill Lynch, please provide these instructions within the following time frame:

The proxy materials being sent to you by Merrill Lynch indicate that the deadline for voting your shares is May 21, 1999. Due to the processing error and the delay in your receipt of these materials, this deadline is being extended slightly. Merrill Lynch will vote the shares held in the Plan in accordance with instructions received from Plan participants on or before May 24, 1999. Due to proximity of this voting cut-off date, Merrill Lynch has asked us to pass along its recommendation that you vote immediately either telephonically at 1-800-454-8683 or via the internet at www.proxyvote.com.

If you have any questions, please contact Mark Hudak at 402-965-4748.